                                  EXHIBIT 23(a)
                                 TO FORM 10-K OF
                           SEA PINES ASSOCIATES, INC.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-63234) pertaining to the Director Stock Compensation Plan and the Deferred Issuance Stock Plan of Sea Pines Associates, Inc. of our report dated December 17, 2004, with respect to the consolidated financial statements and schedule of Sea Pines Associates, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2004.

                                                    /s/ Hancock Askew & Co., LLP

Savannah, Georgia
January 28, 2005